Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

ALUMAX FABRICATED PRODUCTS, INC.

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FIRST.     The name of the corporation is Alumax Fabricated Products, Inc.

SECOND.     Its registered office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

THIRD.     The nature of the business or purposes to be conducted or promoted are:

(a)   To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

(b)   In general, to carry on all businesses in connection with the foregoing, and do all things necessary, proper, advisable, convenient for, or incidental to the accomplishment of the foregoing purposes.

The Corporation, its directors and shareholders, shall have and may exercise all of the powers now or hereafter conferred by the laws of the State of Delaware and acts amendatory thereof or supplemental thereto upon corporations formed under the General Corporation Law of the State of Delaware.

FOURTH.     The total number of shares of stock which the corporation shall have authority to issue is One thousand (1,000), all of one class, and the par value of each of such shares is Ten Dollars ($10.00), amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

FIFTH.     The names and places of residence of the incorporators are as follows:

Name	Residence

Marigold Cole	717 Concord Way
Burlingame, CA

Craig A. Davis	78 Deodora
Atherton, CA

Dennis P. McPencow	1824 Jackson St., Apt. B
San Francisco, CA

SIXTH.     The corporation is to have perpetual existence.

SEVENTH.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable

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jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH.     Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

TENTH.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of May 1977.

/s/ Marigold Cole
Marigold Cole

/s/ Craig A. Davis
Craig A. Davis

/s/ Dennis P. McPencow
Dennis P. McPencow

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF SAN MATEO	)

On this 27th day of May A.D. 1977, before me, Jackie A. Cockreham, a Notary Public in and for the said County and State, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

GIVEN under my hand and seal of office this day and year aforesaid.

	(SEAL)	/s/ Jackie A. Cockreham

(STAMP)	OFFICIAL SEAL JACKIE A. COCKREHAM NOTARY PUBLIC - CALIFORNIA SAN MATEO COUNTY Dy Comm. expires MAR 10, 1981

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ALUMAX FABRICATED PRODUCTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:     That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

RESOLVED (1):     That the Certificate of Incorporation of the Company be amended by adding a new Article ELEVENTH to read as follows:

ELEVENTH.     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shal1 be eliminated or Limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal for modification.

SECOND:     That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

THIRD:     That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ALUMAX FABRICATED PRODUCTS, INC. has caused this certificate to be signed by Paul E. Drack, Vice President, and attested by Marigold Cole, Assistant Secretary this 27th day of March, 1987.

By:	/s/ Paul E. Drack
Paul E. Drack, Vice President

ATTEST:

By:	/s/ Marigold Cole
Marigold Cole, Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:30 AM 09/20/1996 960273385 – 839198

ALUMAX FABRICATED PRODUCTS, INC.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

ALUMAX FABRICATED PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware  (the “Corporation”), does hereby certify:

FIRST:   That the Board of Directors of the Corporation, by unanimous written consent dated September 19, 1996, duly adopted the following resolution:

RESOLVED, that the Board of Directors hereby request the Sole Stockholder of the Corporation to consider amendment of Article 1 of the Certificate of Incorporation of the Corporation so that it shall read:

FIRST.   The name of the Corporation is Amerimax Fabricated Products, Inc.

SECOND:   That the Sole Stockholder of the Corporation, by written consent dated September 19, 1996, duly adopted the following resolution:

RESOLVED, that the Sole Stockholder hereby directs that Article 1 of the Certificate of Incorporation of the Corporation be amended to read:

FIRST.   The name of the Corporation is Amerimax Fabricated Products, Inc.

THIRD:   That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Ms. Helen M. Feeney, its Vice President and Secretary and attested by Ms. Carla M. Brown, its Assistant Secretary, this 19th day of September, 1996.

ALUMAX FABRICATED PRODUCTS, INC.

		By:	/s/ Helen M. Feeney
Helen M. Feeney
ATTEST:			Vice President and Secretary

By:	/s/ Carla M. Brown
Carla M. Brown
Assistant Secretary